Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Stock Incentive Plan and the 2017 Employee Stock Purchase Plan of Mersana Therapeutics, Inc. of our report dated February 28, 2024, with respect to the consolidated financial statements of Mersana Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
January 14, 2025